Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That I, BRENT BAILEY, hereby appoint each of Deanna L. Spooner, H. Gregory Nasky and Karyn R. Okada as my attorneys in fact to: (1) execute for and on my behalf, in my capacity as Director or Officer of Cyanotech Corporation (the “Company”) and as a beneficial owner of securities of the Company while also serving as officer or director, the Regulation D, Forms 3, Forms 4 and Forms 5, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; (2) do and perform any and all acts for and on my behalf which may be necessary or desirable to complete and execute any such Regulation D, Forms 3, Forms 4 and Forms 5, complete and execute any amendments thereto, and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by such attorney in fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact’s discretion.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and Forms 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed this 14th day of January, 2011.

/s/ Brent Bailey
Brent Bailey

STATE OF Hawaii	)
) SS.
COUNTY OF Hawaii	)

On January 14, 2011, before me personally appeared Brent Bailey, to me known to be the person described in an who executed the foregoing Power of Attorney, and acknowledged that he executed it as his free act and deed.

/s/ Jeane Vinson

	Print name:	Jeane Vinson

	Notary Public, State of	Hawaii #98-583

	My Commission expires:	11/9/2014

Signed and Sworn To Me On This 14 Day of January, 2011 State of Hawaii County of Hawaii Third Circuit Court Hllo Hawaii Notary Public #98583 SEAL: /s/ Jeane Vinson
Jeane Vinson My commission expires 20 Nov 2014